UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

ALLIANCE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 Park Meadow Drive #200

Chantilly, Virginia 20151

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (703) 814-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 17, 2012, prior to completion of its audit, Alliance Bankshares Corporation (“Bankshares”) issued its earnings release for the quarter and year ended December 31, 2011 (the “Earnings Release”), in which Bankshares reported a net loss of $739 thousand and $483 thousand for the quarter and year ended December 31, 2011, respectively. Subsequent to the issuance of the Earnings Release, Bankshares determined that a valuation allowance of $5.3 million for its deferred tax assets (the “Valuation Allowance”) and other adjustments totaling $200,000 should be recorded at December 31, 2011. As a result, Bankshares reported in the Earnings Release a smaller net loss for the quarter and year ended December 31, 2011 than it subsequently reported in its Form 10-K for the year ended December 31, 2011, filed on April 17, 2012.

Bankshares’ Form 10-K for the year ended December 31, 2011 reflects the Valuation Allowance and other adjustments, and reported a net loss of $6.2 million and $6.0 million for the quarter and year ended December 31, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr. President & Chief Executive Officer

Date: April 20, 2012